CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

INTEGRATED SPATIAL INFORMATION  SOLUTIONS, INC.
GOLDEN, COLORADO

                  We hereby consent to the incorporation by reference in this Registration Statement of Integrated Spatial Information Solutions, Inc. on Form S-8 of our report dated December 20 1998 relating to the consolidated financial statements of Integrated Spatial Information Solutions, Inc. appearing in the Integrated Spatial Information Solutions, Inc. Annual Report on Form 10-KSB for the year ended September 30, 1998.


/s/ BDO Seidman, LLP
BDO Seidman, LLP


Denver, Colorado
September 1, 1999



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